EXHIBIT 3.75
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
First: The name of the limited liability company is
Webb Hospital Holdings, LLC
Second: The address of its registered office in the State of Delaware is
2711 Centerville Rd., Ste. 400 in the City of Wilmington
The name of its Registered agent at such address is
Corporation Service Company
Third: (USE this paragraph only if the company is to have a specific effective date of dissolution) “The latest date on which the limited liability company is to dissolve is         .”
Fourth: (Insert any other matters the members determine to include herein.)
In Witness Whereof, the undersigned have executed this Certificate of Formation of Webb Hospital Holdings, LLC this 21st day of August 2003.
BY: /s/ Robin Joi Keck
Authorized Person(s)
NAME: Robin Joi Keck
Type or Print
State of Delaware
Secretary of State
Division of Corporations
Delivered 01:07 PM 08/21/2003
FILED 01:07 PM 08/21/2003
SRV 030545441 — 3695131 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
WEBB HOSPITAL HOLDINGS, LLC
WEBB HOSPITAL HOLDINGS, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is WEBB HOSPITAL HOLDINGS, LLC
2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:
“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901.”
Executed on 11/4/03
/s/ Robin Keck
Robin Keck, Authorized Person
State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 11/12/2003
FILED 10:08 AM 11/12/2003
SRV 030724253 — 3695131 FILE